SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 2, 2003

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(STATE OR OTHER

(COMMISSION

(IRS EMPLOYER

JURISDICTION

FILE NUMBER)

 IDENTIFICATION

OF INCORPORATION)

NUMBER)

CT COMMUNICATIONS, INC.

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

(704) 722-2500

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

CT Communications, Inc. announced it has repaid $20 million in long-term debt utilizing the $13.4 million proceeds received from the sale of its ITC Holding Company investment as well as cash generated by operations.

ITEM 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release, dated June 2, 2003, announcing that CT Communications, Inc. has repaid $20 million in long-term debt utilizing the $13.4 million proceeds received from the sale of its ITC Holding Company investment as well as cash generated by operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT Communications, Inc.

Date: June 2, 2003

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release, dated June 2, 2003, announcing that CT Communications, Inc. has repaid $20 million in long-term debt utilizing the $13.4 million proceeds received from the sale of its ITC Holding Company investment as well as cash generated by operations.

Exhibit 99.1

For Immediate Release

June 2, 2003

Contacts

Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications Reduces Long-Term Debt

CT Communications, Inc. (Nasdaq: CTCI) announced today that it has repaid $20 million in long-term debt utilizing the $13.4 million proceeds received from the sale of its ITC Holding Company investment as well as cash generated by operations.

The Company has reduced long-term debt to $90 million, down from $127.7 million reported at the end of the first quarter of 2003.  This $37.7 million reduction in long-term debt includes the previously announced cancellation of a $17.7 million promissory note payable to WorldCom.

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance services, Internet and data services and digital wireless services.